Exhibit 99.1

Orion Energy Systems Announces CEO Transition Plan -

Mike Altschaefl to Retire as CEO on November 10, 2022;

EVP and COO Mike Jenkins Named as New CEO

Manitowoc, WI — August 3, 2022—Orion Energy Systems, Inc. (Nasdaq: OESX) (Orion Lighting), a provider of energy-efficient LED lighting and control systems, including turnkey project implementation, program management and system maintenance, today announced that Michael H. Jenkins, the Company’s Executive Vice President and Chief Operating Officer, will assume the role of Chief Executive Officer following the retirement of Mike Altschaefl, Orion’s Board Chair and CEO, effective November 10, 2022. Mr. Jenkins will also join Orion’s Board, effective November 10th, to serve an initial term through the Company’s 2023 annual meeting.

Mike Jenkins is an accomplished executive leader with a strong track record of business and financial achievement built over more than 25 years. He joined Orion last year as part of a long-term strategic leadership and planning process and was selected to serve as CEO based on his significant leadership, operational, and sales and marketing skills and contributions.

Mr. Altschaefl will continue to serve on Orion’s Board of Directors following his retirement through the Company’s 2023 annual meeting of shareholders and, thereafter, may provide consulting services to the Company until December 31, 2023.

Orion’s lead independent director, Anthony L. Otten, will assume the role of Orion’s independent Board Chair immediately following the Company’s 2022 annual shareholders meeting, tomorrow August 4th. Mr. Otten has served on Orion’s Board since August 2015 and as lead independent director since June 2017. His experience as a public company CEO and business leader, combined with his capital markets experience, merger and acquisition experience, and contributions to Orion’s Board make him well qualified to serve as Board Chair.

Mr. Otten, Orion’s new Board Chair, commented, “We have been working hard to build Orion’s management team and strategic vision to support the Company’s long-term growth and profitability. Orion has a very exciting future, offering substantial growth potential that is rooted in our ‘customer for life’ vision to provide a growing base of related products and services with exceptional quality and service. Mike Jenkins has demonstrated passion and impressive management, strategy and sales skills that should allow him to lead the advancement of our business, including our environmental, social and governance goals.

“We are very grateful to Mike Altschaefl and his leadership as CEO and Board Chair. Mike led the repositioning of Orion’s core focus and value proposition on a range of exciting opportunities. He returned the business to profitability, restored our balance sheet strength, helped build out our talented management team, and expanded our customer base and capabilities. Mike has a deep commitment to Orion stakeholders which is reflected in his decision to remain on the Company’s Board in retirement. We look forward to his continued guidance going forward.”

Prior to joining Orion as its Chief Operating Officer and Executive Vice President in November 2021, Mr. Jenkins served for eight years as the Construction and Consumer Business Director, General Manager – Americas of Bostik, Inc., an industrial adhesive and sealing products provider with over $2.4B in annual sales. Mr. Jenkins was directly responsible for the full profit and loss statement (P&L) of a several hundred-million-dollar business with six manufacturing plants and over 400 associates across North America.

During his tenure, revenue nearly tripled, as he worked to transform the business into a systems provider. He identified strategic acquisitions, performed due diligence, negotiated and closed several acquisitions, integrated the businesses without disruption and created numerous cross-selling opportunities to accelerate growth. He also instilled a performance-driven culture based on a common vision and helped build Bostik brand recognition through innovative and disruptive marketing campaigns focused on key specifiers (Architects, Engineers and Designers). Previously, Mr. Jenkins served in various sales and marketing leadership roles with Kohler Company, Master Lock and Illinois Tool Works.

About Orion Energy Systems (www.orionlighting.com)

Orion provides innovative LED lighting systems and turnkey project implementation including installation and commissioning of fixtures, controls and IoT systems, as well as ongoing system maintenance and program management. We help our customers achieve energy savings with healthy, safe and sustainable solutions, enabling them to reduce their carbon footprint and digitize their business.

Orion is committed to operating responsibly throughout all areas of our organization. Learn more about our ESG priorities, goals and progress here or visit our website.

Safe Harbor Statement

Certain matters discussed in this press release, are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe our future plans, objectives or goals, including business relationships with government customers, are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected including, but not limited to, the risks described in our filings with the Securities and Exchange Commission.

Shareholders, potential investors and other readers are urged to consider risks and uncertainties carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com/ in the Investor Relations section of our Website. Except as required by applicable law, we assume no obligation to update any forward-looking statements publicly or to update the reasons why actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Twitter: @OrionLighting and @OrionLightingIR

StockTwits: @Orion_LED_IR

Investor Relations Contacts Per Brodin, CFO Orion Energy Systems, Inc. pbrodin@oesx.com	William Jones; David Collins Catalyst IR (212) 924-9800 or OESX@catalyst-ir.com